EXHIBIT 1




                             JOINT FILING AGREEMENT



      The undersigned hereby agree that this Statement on Schedule 13G with respect to the beneficial ownership of shares of Common Stock of AmericasBank Corp. is filed jointly on behalf of each of them.

Dated: July 22, 2005


                                     /s/ Jeffrey A. Miller
                                     ---------------------
                                     Jeffrey A. Miller



                                     /s/ Eric D. Jacobs
                                     ------------------
                                     Eric D. Jacobs



                                     MILLER & JACOBS CAPITAL, L.L.C.


                                     By: /s/ Eric D. Jacobs
                                         ------------------------------
                                     Name: Eric D. Jacobs
                                     Title:  Managing Member



                                     ACADIA MASTER FUND I, LTD.


                                     By: /s/ Peter D. Anderson
                                        -------------------------------
                                     Name: Peter D. Anderson
                                     Title:  Director


                                      -11-

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